Exhibit 4.1

EXECUTION VERSION

SAMSON INVESTMENT COMPANY

as Issuer

THE GUARANTORS NAMED HEREIN

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of February 8, 2012

$2,250,000,000

9.750% Senior Notes Due 2020

Samson Investment Company*

Reconciliation and tie between Trust Indenture Act

of 1939 and Indenture, dated as of February 8, 2012

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	608
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(b)	605, 609
(c)	N.A.
§ 311(a)	605
(b)	605
§ 312(a)	702
(b)	702
(c)	702
§ 313(a)	703
(a)(4)	N.A.
(b)(1)	N.A.
(b)(2)	703
(c)(1)	102, 602, 703
(c)(2)	102, 602, 703
(d)	703
(e)	102
§ 314(a)	N.A.
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
§ 315(a)	512, 601, 603
(b)	602, 603
(c)	601, 603
(d)	601, 603
(e)	N.A.
§ 316(a)(last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	105
§ 317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
§ 318(a)	N.A.

N.A. means Not Applicable.

*	This reconciliation and tie shall not, for any purpose, be deemed a part of this Indenture.

Table of Contents1

[1]	This table of contents shall not, for any purpose, be deemed a part of this Indenture.

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APPENDIX & EXHIBITS

ANNEX I –	Rule 144A / Regulation S Appendix
EXHIBIT 1 to Rule 144A / Regulation S – Form of Initial Note
EXHIBIT A –	Form of Exchange Security or Private Exchange Security
EXHIBIT B –	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
EXHIBIT C –	Form of Incumbency Certificate

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INDENTURE dated as of February 8, 2012 (this “Indenture”), among SAMSON INVESTMENT COMPANY (the “Issuer”), a Nevada corporation, the Guarantors (as defined herein) listed on the signature pages hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of (i) 9.750% Senior Notes due 2020 issued on the date hereof (the “Initial Notes”) and (ii) if and when issued as required by the Registration Rights Agreement (as defined herein), the Exchange Notes (collectively with the Initial Notes, the “Notes”) and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantors, in accordance with their and its terms.

Each of the parties hereto is entering into this Indenture for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of (i) the Issuer’s Notes and (ii) any Additional Notes (as defined herein) that may be issued from time to time under this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 101. Rules of Construction and Incorporation by Reference of Trust Indenture Act.

(a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4) all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(5) “or” is not exclusive;

(6) “including” means including without limitation;

(7) all references to the date the Notes were originally issued shall refer to the Issue Date; and

(8) all references, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Special Interest (as herein defined) pursuant to the Registration Rights Agreement.

(b) This Indenture is subject to the mandatory provisions of the TIA (as herein defined) which are incorporated by reference in, and made a part of, this Indenture. The following TIA terms have the following meanings:

(1) “Commission” means the SEC;

(2) “indenture securities” means the Notes and the Guarantees;

(3) “indenture security holder” means a Holder;

(4) “indenture to be qualified” means this Indenture;

(5) “indenture trustee” or “institutional trustee” means the Trustee; and

(6) “obligor” on the indenture securities means the Issuer, each Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 102. Definitions.

“Acceptable Commitment” has the meaning specified in Section 1017(b)(2) of this Indenture.

“ACH” means Automated Clearing House or any successor thereto.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Agreement” means the Stock Purchase Agreement, dated November 22, 2011, among Holdings, the Issuer and the selling stockholders named therein, as may be amended prior to the Issue Date.

“Act,” when used with respect to any Holder, has the meaning specified in Section 105 of this Indenture.

“Additional Assets” means:

(1) any properties or assets to be used by the Issuer or a Restricted Subsidiary in the Oil and Gas Business;

(2) capital expenditures by the Issuer or a Restricted Subsidiary in the Oil and Gas Business;

(3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or

(4) Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Notes” means any Notes issued by the Issuer pursuant to Section 312 of this Indenture.

“Adjusted Net Assets” has the meaning specified in Section 1205 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 1013(a) of this Indenture.

“Agent” means any Note Registrar, Transfer Agent, co-registrar, Paying Agent or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorizes such agent to perform.

“Appendix” has the meaning specified in Section 201 of this Indenture.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(A) the present value at such Redemption Date of (i) the Redemption Price (such redemption price being set forth in the table appearing in Section 1101 of this Indenture) of such Note at February 15, 2016, plus (ii) all required interest payments due on such Note (excluding accrued but unpaid interest to the Redemption Date) through February 15, 2016, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(B) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Ratio Calculation Date” means the applicable date of calculation for the Fixed Charge Coverage Ratio.

“Applicable Ratio Measurement Period” means the most recently ended four fiscal quarters immediately preceding the Applicable Ratio Calculation Date for which internal financial statements are available.

“Asset Sale” means any direct or indirect sale, lease (including by means of Production Payments and Reserve Sales and a Sale and Lease-Back Transaction) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of Capital Stock of a Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 1011 of this Indenture, and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary), (B) all or substantially all of the assets of any division or line of business of the Issuer or any

Restricted Subsidiary (excluding any division or line of business the assets of which are owned by an Unrestricted Subsidiary) or (C) any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Issuer or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(A) any disposition of obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(B) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 801 of this Indenture or any disposition that constitutes a Change of Control pursuant to this Indenture;

(C) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 1010 of this Indenture;

(D) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $50.0 million;

(E) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary;

(F) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(G) the lease, assignment, sub-lease, license or sub-license of, or any transfer related to a “reverse build to suit” or similar transaction in respect of, any real or personal property in the ordinary course of business;

(H) any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(I) foreclosures, condemnation or any similar action on assets;

(J) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(K) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;

(L) any surrender, expiration or waiver of contractual rights, oil and gas leases, or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(M) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(N) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(O) the unwinding of any Hedging Obligations;

(P) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(Q) the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(R) the sale or other disposition of cash, Cash Equivalents or Investment Grade Securities;

(S) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(T) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(U) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Issuer or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(V) the abandonment, farm-out pursuant to a Farm-Out Agreement, lease or sublease of developed or underdeveloped Oil and Gas Properties owned or held by the Issuer or any Restricted Subsidiary in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

(W) a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or any portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Asset Sale Offer” has the meaning specified in Section 1017(c) of this Indenture.

“Asset Sale Proceeds Application Period” has the meaning specified in Section 1017(b) of this Indenture.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar U.S. federal or state law and the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means, for any Person, the Board of Directors or other governing body of such Person or, if such Person does not have such a Board of Directors or other governing body and is owned or managed by a single entity, the Board of Directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors or other governing body. Unless otherwise provided, “Board of Directors” means the board of managers of the Issuer.

“Board Resolution” means, with respect to the Issuer, a duly adopted resolution of the Board of Directors of the Issuer or any committee thereof.

“Borrowing Base” means at any date an amount equal to the amount of (a) 65% of the net present value discounted at 9% of proved developed producing (PDP) reserves, plus (b) 35% of the net present value discounted at 9% of proved developed non-producing (PDNP) reserves, plus (c) 25% of the net present value discounted at 9% of proven undeveloped (PUD) reserves, plus or minus (d) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by the Issuer and its Restricted Subsidiaries under commodity Hedging Agreements (other than basis differential commodity Hedging Agreements), netted against the price described below, plus or minus (e) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by the Issuer and its Restricted Subsidiaries under basis differential commodity Hedging Agreements, in each case for the Issuer and its Restricted Subsidiaries, and (i) for purposes of clauses (a) through (d) above, as estimated by the Issuer in a reserve report prepared by the Issuer’s petroleum engineers applying the relevant NYMEX published forward prices adjusted for relevant basis differentials (before any state or federal or other income tax) and (ii) for purposes of clauses (d) and (e) above, as estimated by the Issuer applying, if available, the relevant NYMEX published forward basis differential or, if such NYMEX forward basis differential is unavailable, in good faith based on historical basis differential (before any state or federal or other income tax). For any months beyond the term included in published NYMEX forward pricing, the price used will be equal to the last published contract escalated at 1.5% per annum.

“Bridge Loan Facility” means the facility provided under the senior unsecured loan agreement dated as of December 21, 2011, among the Issuer and the other borrowers and guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, including any notes, guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refunding or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes or other commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of the Issuer or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Issuer and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of the Issuer as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Issuer and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

“Cash Equivalents” means:

(1) United States dollars,

(2) Canadian dollars,

(3) (A) euros, pounds sterling or any national currency of any participating member state in the European Union, or

(B) local currencies held from time to time in the ordinary course of business,

(4) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(5) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,

(6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) above, entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof,

(8) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof,

(9) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above and (10) and (11) below,

(10) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition, and

(11) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) above, as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Certificate of Designations” means the certificate of designations of Holdings establishing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Cumulative Preferred Stock dated as of December 20, 2011 as in effect on the Issue Date.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder in connection with which any Person other than one or more Permitted Holders, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such transferee Person is a Subsidiary of a parent company, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such transferee Person unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such parent company and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in the calculation of any Voting Stock of which any such Person is the beneficial owner; or

(2) at any time, the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent company of the Issuer.

“Change of Control Offer” has the meaning specified in Section 1016(a) of this Indenture.

“Change of Control Payment” has the meaning specified in Section 1016(a) of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 1016(a)(2) of this Indenture.

“Company Order” means a written request or order signed in the name of the Issuer by two Officers or one Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer, and delivered to the Trustee.

“consolidated” or “Consolidated” means, with respect to any Person, such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated Depreciation, Depletion and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, other than with respect to Indebtedness issued in connection with the Transactions, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (r) non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP, (s) any interest attributable to Dollar-Denominated Production Payments, (t) accretion or accrual of discounted liabilities not constituting Indebtedness, (u) interest expense attributable to a parent entity resulting from push-down accounting, (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (w) any Special Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Indebtedness issued in connection with the Transactions or any intercompany Indebtedness, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, start-up, transition or integration and other restructuring and business optimization costs, charges, reserves or expenses (including (x) related to acquisitions after the Issue Date and to the start-up, closure and/or consolidation of facilities and (y) consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement) and one-time compensation charges, shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (C)(1) of Section 1010(a) of this Indenture, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to the Transactions and any acquisition that is consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) (i) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (ii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly SFAS 133) (or such successor provision) and (iii) any non-cash expense, income or loss attributable to the movement in mark to market valuation of Indebtedness or derivative instruments pursuant to GAAP shall be excluded,

(9) any impairment charge, asset write-off or write-down, including ceiling test write-downs (i) pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) or (ii) on Oil and Gas Properties under GAAP or SEC guidelines, shall be excluded,

(10) (i) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established or adjusted within 12 months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded,

(13) to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded, and

(14) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item, shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 1010 of this Indenture only (other than clause (C)(4) of Section 1010(a) of this Indenture), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (C)(4) of Section 1010(a) of this Indenture.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(A) for the purchase or payment of any such primary obligation, or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Wells Fargo Bank, National Association, 750 N. Saint Paul Place, Suite 1750, MAC T9263-170, Dallas, Texas 75201, Attention: Patrick Giordano, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer), except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Covenant Defeasance” has the meaning specified in Section 1303 of this Indenture.

“Covenant Suspension Event” has the meaning specified in Section 1019(a) of this Indenture.

“Credit Facilities” means, with respect to the Issuer or any Restricted Subsidiary, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that Refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such Refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 1011 of this Indenture) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Cumulative Preferred Stock” means the 180,000 shares of $1,000 liquidation preference cumulative redeemable preferred stock, par value $0.10 per share, of Holdings, authorized by the Certificate of Designations.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 306(b) of this Indenture.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a senior vice president and the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means preferred stock of the Issuer or any direct or indirect parent company of the Issuer (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (C) of Section 1010(a) of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case, prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(A) provision for taxes based on income or profits or capital, including, without limitation, U.S. federal, state, non-U.S., franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income and any payments to any direct or indirect parent in respect of such taxes, plus

(B) Fixed Charges of such Person for such period (including net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(t) through 1(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(C) Consolidated Depreciation, Depletion and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(D) any expenses or charges (other than depreciation, depletion or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the Bridge Loan Facility and the Senior Credit Facilities and (ii) any amendment or other modification of the Notes, the Bridge Loan Facility, the Senior Credit Facilities or other Indebtedness and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(E) any other non-cash charges, including ceiling test write-downs and any other write-offs or write-downs, reducing Consolidated Net Income, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(F) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors or any of their respective Affiliates, plus

(G) costs of surety bonds incurred in such period in connection with financing activities, plus

(H) the amount of “run rate” net cost savings and synergies projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable and (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action (provided that such period shall be 36 months until the first anniversary of the Issue Date) (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken, or expected to be taken, net of the amount of actual benefits realized during such period from such actions), plus

(I) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus

(J) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (C) of Section 1010(a) of this Indenture, and have not been relied on for purposes of any incurrence of Indebtedness pursuant to clause (12)(B) of Section 1011(b) of this Indenture, plus

(K) the amount of expenses relating to payments made to option holders of any direct or indirect parent company of the Issuer or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Indenture, plus

(L) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (A) and (C) above relating to such joint venture corresponding to the Issuer’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(M) costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs; plus

(N) the amount of any loss attributable to a new plant or facility until the date that is 12 months after commencing construction of or acquiring such plant or facility, as the case may be; provided that (a) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Issuer and (b) losses attributable to such plant or facility after 12 months from the date of commencement of construction of or acquisition of such plant or facility, as the case may be, shall not be included in this clause (N); plus

(O) exploration expenses or costs (to the extent the Issuer adopts the “successful efforts” method), and

(2) decreased by (without duplication) the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(A) any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items, plus or minus, as the case may be, and

(B) any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interest” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of the Issuer or any direct or indirect parent company of the Issuer (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any of its direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning specified in Section 501 of this Indenture.

“Excess Proceeds” has the meaning specified in Section 1017(c) of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes that are identical in all material respects to the Initial Notes issued in an Exchange Offer for the Initial Notes or any Additional Notes in accordance with Annex I hereof and the Registration Rights Agreement.

“Exchange Offer” means the Exchange Offer as defined in the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“Excluded Contribution” means the net cash proceeds or the Fair Market Value of Qualified Proceeds received by the Issuer from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (C) of Section 1010(a) of this Indenture.

“Existing Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in existence on the Issue Date, plus interest accruing (or the accretion of discount) thereon.

“Fair Market Value” means, with respect to any Investment, asset or property, the fair market value of such Investment, asset or property, determined in good faith by senior management or the Board of Directors of the Issuer, whose determination will be conclusive for all purposes under this Indenture and the Notes.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of the Applicable Ratio Calculation Date, the ratio of (1) EBITDA of such Person for the Applicable Ratio Measurement Period to (2) the Fixed Charges of such Person for such Applicable Ratio Measurement Period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the Applicable Ratio Measurement Period but prior to or simultaneously with the Applicable Ratio Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Ratio Measurement Period.

For purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary during the Applicable Ratio Measurement Period or subsequent to such Applicable Ratio Measurement Period and on or prior to or simultaneously with the Applicable Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the Applicable Ratio Measurement Period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Ratio Measurement Period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Applicable Ratio Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period,

(2) all cash dividend payments or distributions (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) of such Person made during such period, and

(3) all cash dividend payments or distributions (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Funding Guarantor” has the meaning specified in Section 1205 of this Indenture.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Government Securities” means:

(1) direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuers thereof and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture.

“Guarantor” means each Restricted Subsidiary that guarantees the Notes under this Indenture.

“Hedging Agreements” means any and all (a) rate swap transactions, currency and interest rate basis swaps, currency and interest rate credit derivative transactions, forward rate transactions, interest rate options, forward foreign exchange transactions, currency and interest rate cap transactions, currency and interest rate floor transactions, currency and interest rate collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options and (b) commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements or arrangements in respect of Hydrocarbons, in each case whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedging Agreements.

For the avoidance of doubt, Hedging Agreements shall not be deemed speculative or entered into for speculative purposes if: (i) any commodity Hedging Agreement is intended in good faith, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Issuer or its Restricted Subsidiaries (whether or not contracted) and (ii) any Hedging Agreement is intended in good faith, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Issuer or its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management, (C) to manage commodity portfolio exposure associated with changes in interest rates or (D) to hedge any exposure that the Issuer or its Restricted Subsidiaries may have to counterparties under other Hedging Agreements such that the combination of such Hedging Agreements is not speculative taken as a whole.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedging Agreements.

“Holder” means a holder of the Notes.

“Holdings” means Samson Resources Corporation, a Delaware corporation, and its successors.

“Hydrocarbons” means oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary; provided, however, that at no time shall the aggregate total assets of all Immaterial Subsidiaries on a consolidated basis, exceed 5.0% of the Total Assets of the Issuer.

“incur” has the meaning specified in Section 1011(a) of this Indenture.

“incurrence” has the meaning specified in Section 1011(a) of this Indenture.

“Indebtedness” means, with respect to any Person,

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(A) in respect of borrowed money,

(B) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(C) representing the balance, deferred and unpaid, of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP, or

(D) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of the Issuer solely by reason of push down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) above of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business;

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) above of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; and

(4) to the extent not otherwise included, net obligations of such Person under Hedging Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses, royalties and trade payables; (b) Contingent Obligations incurred in the ordinary course of business; (c) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; (d) Production Payments and Reserve Sales; (e) any obligation of a Person in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (f) any obligations under Hedging Agreements; provided that such agreements are entered into for bona fide hedging purposes of the Issuer or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Issuer, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of the Issuer or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Issuer or its Restricted Subsidiaries Incurred without violation of the applicable indenture; (g) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business; or (h) obligations under or in respect of Receivables Facilities.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the first recital of this Indenture.

“Initial Purchasers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Mizuho Securities USA Inc., RBC Capital Markets, LLC, Jefferies & Company, Inc., KKR Capital Markets LLC, Banco Bilbao Vizcaya Argentaria, S.A., Capital One Southcoast, Inc., Mitsubishi UFJ Securities (USA), Inc., TD Securities (USA) LLC, UBS Securities LLC, SMBC Nikko Capital Markets Limited and Comerica Securities, Inc.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above, which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 1010 of this Indenture,

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(A) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation, less

(B) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means Kohlberg Kravis Roberts & Co. LP, Crestview Partners II GP, L.P., ITOCHU Corporation, Natural Gas Partners and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing.

“Issue Date” means February 8, 2012.

“Issuer” has the meaning set forth in the first paragraph of this Indenture.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by two Officers or one Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer, and delivered to the Trustee.

“Legal Defeasance” has the meaning specified in Section 1302 of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Material Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture; provided, however, that all references to “ten percent” in such definition shall be replaced with “five percent.”

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that is not owned by the Issuer or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Indebtedness to EBITDA Ratio” means, with respect to any Person, the ratio of: (a) the Indebtedness of the Issuer and its Restricted Subsidiaries for borrowed money, as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness for borrowed money incurred subsequent to the end of such fiscal quarter, less the amount of unrestricted cash and Cash Equivalents that would be stated on the balance sheet of the Issuer and held by the Issuer as of such date of determination, as determined in accordance with GAAP, to (b) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”); provided, however, that: (i) in making such computation, Indebtedness shall include the greater of (x) the average daily balance outstanding under any revolving credit facility during the most recently ended fiscal quarter and (y) the actual amount of Indebtedness outstanding under any revolving credit facility as of the date for which such calculation is being made; and (ii) if the Issuer or any of its Restricted Subsidiaries consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Net Indebtedness to EBITDA Ratio is made, then the Net Indebtedness to EBITDA Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets as if the same had occurred at the beginning of the applicable period. Any pro forma calculations necessary pursuant to this “Net Indebtedness to EBITDA Ratio” shall be made in accordance with the provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Net Proceeds” means the aggregate cash proceeds and the Fair Market Value of any Cash Equivalents received by the Issuer or a Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts paid in connection with the termination of Hedging Agreements related to Indebtedness repaid with Net Proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject of such Asset Sale, amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Indebtedness of any Restricted Subsidiary required (other than required by Section 1017(b)(1) of this Indenture) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 304 of this Indenture.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, and, unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the Exchange Notes and any Additional Notes.

“Notes Custodian” means the custodian with respect to a Global Note or any successor person thereto, who shall initially be the Trustee.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Document” means the offering memorandum dated February 3, 2012, pursuant to which the Initial Notes were offered to potential purchasers.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Issuer or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer or any other Person, as the case may be, who must be a Manager or Director, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer (or of a Subsidiary of the Issuer acting in such capacity for the Issuer and its Subsidiaries, as determined by the Issuer) or such other Person, that meets the requirements set forth in this Indenture.

“Oil and Gas Business” means:

(1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

(3) any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Issuer or its Restricted Subsidiaries, directly or indirectly, participate;

(4) any business relating to oil field sales and service; and

(5) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel. The counsel may be an employee of or counsel to the Issuer.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)	Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Notes, except to the extent provided in Sections 1302 and 1303 of this Indenture, with respect to which the Issuer has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and

(4) Notes which have been paid pursuant to Section 305 of this Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Issuer;

provided that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Pari Passu Indebtedness” has the meaning specified in Section 1017(c) of this Indenture.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 1017 of this Indenture.

“Permitted Business Investment” means any Investment and expenditure made in the ordinary course of business or which are of a nature that is or shall have become customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, distributing, storing, or transporting oil, natural gas or other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1) Investments in ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2) Investments in the form of, or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3) Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Holders” means each of (i) the Investors and members of management of the Issuer (or its direct or indirect parent) who are holders of Equity Interests of the Issuer (or its direct or indirect parent company) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent company of the Issuer and (ii) any Permitted Parent. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any Restricted Subsidiary;

(2) any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment

(A) such Person becomes a Restricted Subsidiary, or

(B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 1017 of this Indenture, or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any Restricted Subsidiary

(A) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or

(B) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Agreements and related Hedging Obligations, which transactions or obligations are incurred in compliance with Section 1011 of this Indenture;

(8) any Investment in a Similar Business, joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $100.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Restricted Subsidiary;

(9) Investments the payment for which consists of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (C) of Section 1010(a) of this Indenture;

(10) (x) guarantees of Indebtedness permitted under Section 1011 of this Indenture and (y) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 1013(b) of this Indenture (except transactions described in Section 1013(b)(2), (5) and (9) of this Indenture);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash), not to exceed the greater of (x) $300.0 million and (y) 2.75% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14) Investments relating to any Receivables Facility that, in the good faith determination of the Board of Directors of the Issuer, are necessary or advisable to effect such Receivables Facility or any repurchases in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $20.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors, managers and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof; and

(17) Permitted Business Investments.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure plugging and abandonment obligations or public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmens’, repairmens’ and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness of Foreign Subsidiaries and Indebtedness permitted to be incurred pursuant to Section 1011(b)(2), (4), (12) or (18) of this Indenture; provided that, (A) in the case of Section 1011(b)(4) of this Indenture, such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or Refinanced under such Section 1011(b)(4) of this Indenture; and (B) in the case of Foreign Subsidiaries and Section 1011(b)(18) of this Indenture, such Lien may not extend to any assets other than the assets owned by the Foreign Subsidiaries or the Restricted Subsidiaries incurring such Indebtedness;

(7) Liens existing on the Issue Date (other than Liens incurred in connection with the Senior Credit Facilities);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 1011 of this Indenture;

(11) Liens securing Hedging Agreements, Hedging Obligations and Cash Management Services;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (15), (36), (37), (38) and this clause (18) of this definition of “Permitted Liens”; provided that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (15), (36), (37), (38) and this clause (18) of this definition of “Permitted Liens” at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20) Liens securing Indebtedness under Credit Facilities permitted to be incurred pursuant to Section 1011(b)(1) of this Indenture;

(21) other Liens securing Indebtedness or other obligations of the Issuer or any Subsidiary of the Issuer in the ordinary course of business with respect to Indebtedness and obligations that do not exceed the greater of (x) $150.0 million and (y) 1.25% of Total Assets at any one time outstanding;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under Section 501(5) of this Indenture so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 1011 of this Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(26) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(31) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(32) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(33) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(34) any Lien granted pursuant to a security agreement between the Issuer or any Restricted Subsidiary and a licensee of their intellectual property to secure the damages, if any, of such licensee resulting from the rejection by the Issuer or such Restricted Subsidiary of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Issuer or such Restricted Subsidiary; provided that such Liens do not cover any assets other than the intellectual property subject to such license;

(35) Liens in respect of Production Payments and Reserve Sales;

(36) Liens arising under Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, royalty trusts, master limited partnerships, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order, trust, partnership or contract;

(37) Liens on pipelines or pipeline facilities that arise by operation of law; and

(38) any (A) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (B) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens and easements); or (C) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (B).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” means any direct or indirect parent of the Issuer formed not in connection with, or in contemplation of, a transaction (other than the Transactions) that, assuming such parent was not so formed, after giving effect thereto would constitute a Change of Control and any direct or indirect parent of the Issuer formed in connection with an underwritten public Equity Offering; provided that no Person or group (other than Permitted Holders) owns more than 50% of the total voting power of the Voting Stock of such direct or indirect parent.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 in exchange for a mutilated Note or in lieu of a destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Exchange Notes” means the Notes that are identical in all material respects to the Initial Notes issued in offer in accordance with Annex I hereof and the Registration Rights Agreement.

“Production Payments and Reserve Sales” means the grant or transfer by the Issuer or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Issuer or a Restricted Subsidiary.

“Protected Purchaser” has the meaning specified in Section 305 of this Indenture.

“Public Company Costs” shall mean costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualifying Trustee” has the meaning specified in Section 1305 of this Indenture.

“Rating Agencies” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any Restricted Subsidiary sells its accounts receivable to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fee” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any Indebtedness, Disqualified Stock or preferred stock, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness, Disqualified Stock or preferred stock in exchange or replacement for, such Indebtedness, Disqualified Stock or preferred stock, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” has the meaning specified in Section 1011(b)(13) of this Indenture.

“Refunding Capital Stock” has the meaning specified in Section 1010(b)(2)(A) of this Indenture.

“Registration Rights Agreement” means the registration rights agreement dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Regular Record Date” has the meaning specified in Section 301 of this Indenture.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or the Restricted Subsidiaries in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, either (A) such Person would become a Restricted Subsidiary or (B) the Issuer or a Restricted Subsidiary would otherwise be permitted to make an Investment in such Person in accordance with Section 1010 of this Indenture.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 1010(a) of this Indenture.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Retired Capital Stock” has the meaning specified in Section 1010(b)(2)(A) of this Indenture.

“Reversion Date” has the meaning specified in Section 1019(a) of this Indenture.

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission or any successor agency thereto.

“Second Commitment” has the meaning specified in Section 1017(b)(2) of this Indenture.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the credit facilities provided under the credit agreement dated as of December 21, 2011 among the Issuer and the other borrowers and guarantors party thereto, the lenders party thereto from time to time in their capacities as lenders thereunder, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refunding or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, in the case of both clauses (1) and (2) above, to the extent permitted to be incurred under the terms of this Indenture, unless, in the case of clauses (1) and (2) above, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinated in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1) any obligation of such Person to the Issuer or any Subsidiary of the Issuer;

(2) any liability for federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4) any Capital Stock;

(5) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(6) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Senior Secured Indebtedness” means Senior Indebtedness that is Secured Indebtedness.

“Shelf Registration Statement” means the shelf registration statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any businesses conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

“Special Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Special Interest Notice” has the meaning specified in Section 1018 of this Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 306 of this Indenture.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and the Issuer.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means:

(1) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor under this Indenture.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as the case may be, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(B) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Company” has the meaning specified in Section 801(a)(1) of this Indenture.

“Suspended Covenants” has the meaning specified in Section 1019(a) of this Indenture.

“Suspension Date” has the meaning specified in Section 1019(a) of this Indenture.

“Suspension Period” has the meaning specified in Section 1019(a) of this Indenture.

“Total Assets” means the total assets of the Issuer and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated, as the case may be.

“Transactions” means the transactions contemplated by the Acquisition Agreement, the issuance of the Notes and the borrowings under the Senior Credit Facilities and the Bridge Loan Facility.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2016; provided that if the period from the Redemption Date to February 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed.

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien (other than pursuant to customary Liens or related arrangements under any oil and gas royalty trust or master limited partnership) on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer,

(2) such designation complies with Section 1010 of this Indenture, and

(3) each of the Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary (other than pursuant to customary Liens or related arrangements under any oil and gas royalty trust or master limited partnership).

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under Section 1011(a) of this Indenture, or

(2) the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Board of Directors of the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vice President,” when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertaking and obligations in connection therewith.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 103. Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, other than in connection with the authentication of the Initial Notes, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a) of this Indenture) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 104. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105. Acts of Holders

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

Section 106. Notices, Etc., to Trustee, Issuer, any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) and mailed, first class postage prepaid, or delivered by recognized overnight courier to or with the Trustee at Wells Fargo Bank, National Association, 750 N. Saint Paul Place, Suite 1750, Dallas, Texas 75201, Attention: Patrick Giordano (fax: (214) 756-7401), or

(2) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing (which may be via facsimile) and mailed, first class postage prepaid, or delivered by recognized overnight courier, to the Issuer or such Guarantor addressed to Samson Plaza, Two West Second Street, Tulsa, Oklahoma 74103-3103, Attention: General Counsel (fax: (918) 591-7007), or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor.

A copy of all notices to any Paying Agent shall be sent to the Trustee at the address shown above. Any person may change its address by giving notice of such change as set forth herein.

Section 107. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made, notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing and notices given electronically shall be deemed given when sent.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 108. Effect of Headings and Table of Contents. The Article and Section headings herein, the Table of Contents and the reconciliation and tie between the TIA and this Indenture are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

Section 109. Successors and Assigns. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 1208 of this Indenture.

Section 110. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112. Governing Law. This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Section 113. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

Section 114. No Personal Liability of Directors, Managers, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 115. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 116. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 117. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the Trustee with information about the Issuer as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 118. Waiver of Jury Trial. EACH OF THE ISSUER, ANY GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE TWO

NOTE FORMS

Section 201. Form and Dating. Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in Annex I attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer). Each Note shall be dated the date of its authentication. The terms of the Note set forth in the Appendix are part of the terms of this Indenture.

Section 202. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by at least one Officer. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.

On the Issue Date, the Issuer shall deliver the Initial Notes in the aggregate principal amount of $2,250,000,000 executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, specifying the principal amount and registered holder of each Note, directing the Trustee to authenticate the Notes and deliver the same to the persons named in such Issuer Order and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Issuer may deliver Additional Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Additional Notes, specifying the principal amount of and registered holder of each Note, directing the Trustee to authenticate the Additional Notes and deliver the same to the persons in such Issuer Order and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Additional Notes. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $2,250,000,000 plus the aggregate principal amount of any Additional Notes issued; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes and any Additional Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and a Company Order for the authentication and delivery of such Exchange Notes and certifying that all conditions precedent to the issuance of such Exchange Notes are complied with (including the effectiveness of the Exchange Offer Registration Statement related thereto). In each case, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel of the Issuer that it may reasonably require in connection with such authentication of Notes. Such Issuer Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Issuer or any Guarantor, pursuant to Article Eight of this Indenture, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

ARTICLE THREE

THE NOTES

Section 301. Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided that any Additional Notes issued under this Indenture are issued in accordance with Sections 202, 312 and 1011 of this Indenture, as part of the same series as the Initial Notes.

The Notes shall be known and designated as the “9.750% Senior Notes Due 2020” of the Issuer. The Stated Maturity of the Notes shall be February 15, 2020, and the Notes shall bear interest at the rate of 9.750% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on August 15, 2012 and semi-annually in arrears thereafter on February 15 and August 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on February 1 and August 1 immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

The principal of (and premium, if any), interest and Special Interest, if any, on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest and Special Interest, if any, with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York shall be the office of the Trustee maintained for such purpose.

Holders shall have the right to require the Issuer to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 1016 of this Indenture. The Notes shall be subject to repurchase pursuant to an Asset Sale Offer as provided in Section 1017 of this Indenture.

The Notes shall be redeemable as provided in Article Eleven.

The due and punctual payment of principal of (and premium, if any) and interest on the Notes payable by the Issuer is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

Section 302. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 303. Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 1002 of this Indenture, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and upon Issuer order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 304. Registration; Registration of Transfer and Exchange.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 of this Indenture being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 1002 of this Indenture, the Issuer shall execute, and upon Issuer order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and upon Issuer order the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the SEC, the Trustee shall have received an Officer’s Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the SEC and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 202, 303, 304, 906, 1016, 1017 or 1108 of this Indenture not involving any transfer.

Section 305. Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee, or (2) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless from any claim, loss, cost or liability resulting from such lost or stolen Note, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 306. Payment of Interest; Interest Rights Preserved.

(a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 1002 of this Indenture; provided that, subject to Section 301 of this Indenture, each installment of interest may at the Issuer’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 307 of this Indenture, to the address of such Person as it appears in the Note Register or (2) transfer to an account maintained by the payee.

(b) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 107 of this Indenture, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 307. Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 305 of this Indenture and this Section 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 308. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Issuer shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Issuer Order the Issuer shall direct that cancelled Notes be returned to it.

Section 309. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 310. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Registrar or a co-registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.

Section 311. CUSIP, ISIN and Common Code Numbers. The Issuer in issuing the Notes may use “CUSIP,” ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP, ISINs and “Common Code” numbers applicable to the Notes.

Section 312. Issuance of Additional Notes. The Issuer may, subject to Section 1011 of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date, whether or not they bear the same “CUSIP” number (the “Additional Notes”). The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. Exchange Notes issued in exchange for Initial Notes issued on the Issue Date and Exchange Notes issued for any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Issuer Request and at the Issuer’s expense cease to be of further effect (except as set forth in the last paragraph of this Section and as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1) either,

(A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 of this Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003 of this Indenture) have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation,

(i) have become due and payable by reason of the making of a notice of redemption pursuant to Section 1105 of this Indenture or otherwise, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any and accrued interest to the Stated Maturity or Redemption Date, as the case may be;

(2) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under any Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(3) the Issuer has paid or caused to be paid all sums payable by it under this Indenture;

(4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(5) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 607 of this Indenture, the obligations of the Issuer to any Authenticating Agent under Section 612 of this Indenture and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 of this Indenture and the last paragraph of Section 1003 of this Indenture shall survive such satisfaction and discharge.

Section 402. Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003 of this Indenture, all money or Government Securities deposited with the Trustee pursuant to Section 401 of this Indenture shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 of this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 of this Indenture until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 401; provided that if the Issuer has made any payment of principal of (and premium, if any) or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Governmental Securities deposited pursuant to Section 401 of this Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under this Indenture;

(3) failure by the Issuer for 120 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes to comply with any of its obligations, covenants or agreements contained in Section 1009 of this Indenture;

(4) failure by the Issuer or any Restricted Subsidiary for 60 days after the receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in this Indenture or the Notes;

(5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary, other than Indebtedness owed to the Issuer or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both

(A) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $125.0 million or more at any one time outstanding;

(6) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $125.0 million (net of amounts covered by insurance policies issued by reputable insurance companies for which coverage has not been disclaimed), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) any of the following events with respect to the Issuer or any Significant Subsidiary:

(A) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for any substantial part of its property;

(iv) takes any comparable action under any foreign laws relating to insolvency; or

(B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

(iv) and the order or decree remains unstayed and in effect for 60 days; or

(8) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with this Indenture.

Section 502. Acceleration of Maturity; Rescission and Annulment.

(a) If any Event of Default (other than an Event of Default specified in Section 501(7) of this Indenture with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders).

(b) Upon the effectiveness of a declaration under Section 502(a) of this Indenture, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 501(7) of this Indenture with respect to the Issuer occurs, then all Outstanding Notes will become due and payable without further action or notice. The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

(c) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences, so long as such rescission and annulment would not conflict with any judgment of a court of competent jurisdiction, if:

(1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Outstanding Notes,

(B) all unpaid principal of (and premium and Special Interest, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) Events of Default, other than the nonpayment of amounts of principal of (or premium, if any, on) or interest on Notes, which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of this Indenture, no such rescission shall affect any subsequent default or impair any right consequent thereon.

(d) Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 501(5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(3) if the default that is the basis for such Event of Default has been cured.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium or Special Interest, if any, on) any Note at the Maturity thereof, the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.

Section 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor including any Guarantor, upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of this Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 506. Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607 of this Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 507. Limitation on Suits. No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the Outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 306 of this Indenture) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 305 of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee; provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and such Holders have complied with Section 603(6) of this Indenture,

(2) subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

Section 513. Waiver of Past Defaults. Subject to Sections 508 and 902 of this Indenture, the Holders of not less than a majority in principal amount of the Outstanding Notes by notice to the Trustee may on behalf of the Holders of all such Notes waive any existing Default or Event of Default and its consequences hereunder (except (1) a continuing Default or Event of Default in the payment of principal of, interest on and premium, if any, of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected which shall require the consent of each affected Holder) and rescind any acceleration and its consequences with respect to the Notes.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 514. Waiver of Stay or Extension Laws. Each of the Issuer, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 515 does not apply to a suit by the Trustee, a suit by a Holder relating to right to payment hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

ARTICLE SIX

THE TRUSTEE

Section 601. Duties of the Trustee.

(a) Except during the continuance of a Default or an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith, gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(b) If a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602. Notice of Defaults. Within 30 days after the earlier of receipt from the Issuer of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders.

Section 603. Certain Rights of Trustee. Subject to the provisions of TIA Sections 315(a) through 315(d):

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references this Indenture and the Notes. Delivery of reports to the Trustee pursuant to Section 1009 of this Indenture shall not constitute knowledge of, or notice to, the Trustee of the information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(5) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(6) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

(7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(8) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(9) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(11) the Trustee may request that the Issuer deliver an Incumbency Certificate substantially in the form of Exhibit C hereto setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Incumbency Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(12) the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture;

(13) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunction of utilities, third-party communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances; and

(14) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action except that it shall be liable for damages that arise out of the Trustee’s gross negligence, bad faith or willful misconduct.

Section 604. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuer are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 605. May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

Section 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 607. Compensation and Reimbursement. The Issuer and the Guarantors, jointly and severally, agree:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence, bad faith or willful misconduct; and

(3) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim, regardless of whether the claim is asserted by the Issuer, a Guarantor, a Holder or any other Person, or liability in connection with the exercise or performance of any of its powers or duties hereunder, including the costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 607).

The obligations of the Issuer and the Guarantors under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Issuer, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust solely for the benefit of the Holders entitled thereto for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) of this Indenture, the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee.

Section 608. Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 609. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610 of this Indenture.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 610 of this Indenture shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 610 of this Indenture shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) The Trustee shall comply with TIA Section 310(b); provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 107 of this Indenture. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 610. Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 611. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 612. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 107 of this Indenture. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 107 of this Indenture. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuer and such Authenticating Agent.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

Date:	By:
as Authenticating Agent

By:
as Authorized Officer

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701. Issuer to Furnish Trustee Names and Addresses. The Issuer will furnish or cause to be furnished to the Trustee:

(1) semi-annually, not more than ten days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(2) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided that, if and so long as the Trustee shall be a Note Registrar, no such list need be furnished.

Section 702. Disclosure of Names and Addresses of Holders. Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that none of the Issuer or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 703. Reports by Trustee. Within 60 days after May 15 of each year commencing with May 15, 2012, the Trustee shall transmit to the Holders of Notes (with a copy to the Issuer at the address specified in Section 106 of this Indenture), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Issuer. The Issuer will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.

ARTICLE EIGHT

MERGER, CONSOLIDATION OR SALE

OF ALL OR SUBSTANTIALLY ALL ASSETS

Section 801. Issuer May Consolidate, Etc., Only on Certain Terms.

(a) The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1011(a) of this Indenture, or

(B) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case Section 802(1)(B) below shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture, the Notes and the Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

(b) The Successor Company shall succeed to, and be substituted for the Issuer under this Indenture, the Notes and the Registration Rights Agreement. Notwithstanding clauses (3) and (4) of Section 801(a) of this Indenture:

(1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or any Restricted Subsidiary; and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

Section 802. Guarantors May Consolidate, Etc., Only on Certain Terms. Subject to Section 1208 of this Indenture, no Guarantor shall, and the Issuer shall not permit any such Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under (i) the laws of the jurisdiction of organization of such Guarantor or (ii) the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(C) immediately after such transaction, no Default exists; and

(D) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(2) the transaction is an Asset Sale that is made in compliance with Section 1017 of this Indenture.

Subject to Section 1208 of this Indenture, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby or (iii) convert into a Person organized or existing under the laws of the jurisdiction of such Guarantor or the laws of another jurisdiction in the United States.

Section 803. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with Sections 801 and 802 of this Indenture, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as the case may be, herein or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Amendments or Supplements Without Consent of Holders. Without the consent of any Holder, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Notes and any related Guarantee, in form satisfactory to the Trustee, for any of the following purposes:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with Article Eight hereof;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 609 and 610 of this Indenture;

(9) to provide for the issuance of Exchange Notes or Private Exchange Notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to provide for the issuance of Additional Notes, in accordance with this Indenture;

(11) to add a Guarantor or a parent guarantor under this Indenture;

(12) to conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of the notes” section of the Offering Document to the extent that such provision in the “Description of the notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes; or

(13) to amend the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

Section 902. Amendments, Supplements or Waivers with Consent of Holders.

(a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, any Guarantor (with respect to any Guarantee to which it is a party or this Indenture) and the Trustee may amend or supplement this Indenture, any Guarantee or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided that, without the consent of the Holder of each Outstanding Note affected thereby, no such amendment, supplement or waiver shall, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(2) reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Sections 1016, 1017, 1103, the second paragraph of 1104 and 1105 of this Indenture),

(3) reduce the rate of or change the time for payment of interest on any Note,

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders,

(5) make any Note payable in money other than that stated in the Notes,

(6) make any change in Section 513 of this Indenture or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes,

(7) make any change in these amendment and waiver provisions,

(8) impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, or

(9) make any change to or modify the ranking of any Note or related Guarantee that would adversely affect the Holders.

(b) It shall not be necessary for the consent of Holders under this Section 902 to approve the particular form of any proposed amendment or waiver, and it shall be sufficient if such consent approves the substance thereof.

(c) Neither the Issuer nor any of its Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that are “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act, who, upon request, confirm that they are “qualified institutional buyers” and consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Section 903. Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized and permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof. Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Guarantee. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904. Effect of Amendments, Supplements or Waivers. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the requirements of the Trust Indenture Act as then in effect.

Section 906. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 907. Notice of Supplemental Indentures. Promptly after the execution by the Issuer, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902 of this Indenture, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107 of this Indenture, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

Section 1001. Payment of Principal, Premium, if any, and Interest. The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest and Special Interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 1002. Maintenance of Office or Agency. The Issuer will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 1003. Money for Notes Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest or Special Interest, if any, on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes in accordance with Section 1001 of this Indenture, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

Each Paying Agent agrees:

(1) that it will hold all sums received by it as Paying Agent for the payment of the principal of or interest on any Notes in trust for the benefit of the Holders or of the Trustee;

(2) that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of or interest on any Notes and any other payments to be made by or on behalf of the Issuer under this Indenture or the Notes when the same shall be due and payable; and

(3) that it will pay any such sums so held in trust by it to the Trustee forthwith upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (ii) above.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 1004. Organizational Existence. Subject to Article Eight, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence and that of each Restricted Subsidiary and the organizational rights (charter and statutory) and franchises of the Issuer and each Restricted Subsidiary; provided that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole.

Section 1005. Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer) are being maintained in accordance with GAAP.

Section 1006. Maintenance of Properties. The Issuer will cause all properties owned by the Issuer or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Issuer from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of its business or the business of any Restricted Subsidiary.

Section 1007. Insurance. The Issuer will at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Issuer to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

Section 1008. Statement by Officer as to Default.

(a) The Issuer will deliver to the Trustee within 120 days after the end of each fiscal year, commencing with the fiscal year ended June 30, 2012, an Officer’s Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating that, to the best of his or her knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) (1) When any Default or Event of Default has occurred and is continuing under this Indenture, or (2) if the trustee for or the holder of any other evidence of Indebtedness of the Issuer or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $125,000,000), the Issuer shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officer’s Certificate specifying such event, notice or other action within ten Business Days of its occurrence.

Section 1009. Reports and Other Information.

(a) Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Issuer shall have its annual consolidated financial statements audited by a nationally recognized firm of independent auditors and its interim consolidated financial statements reviewed by a nationally recognized firm of independent auditors in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants (or any similar replacement standard). In addition, so long as any Notes are outstanding, the Issuer shall furnish to the Holders:

(1) (x) all annual and quarterly financial statements that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of the Issuer, if the Issuer were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (y) with respect to the annual and quarterly information, a presentation of EBITDA and Adjusted EBITDA of the Issuer substantially consistent with the presentation thereof in the Offering Document and derived from such financial information; and (z) with respect to the annual financial statements only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(2) all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01 (including furnishing any material debt agreements that would be required to be described in such Form 8-K), 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) as in effect on the Issue Date if the Issuer were required to file such reports; provided, however, that no such current report shall be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries).

All such annual reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate; provided that quarterly reports for each of the fiscal quarters ending prior to and the first fiscal quarter ending after the Issue Date shall be furnished within 75 days after the end of the fiscal quarter to which they relate. All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act.

The Issuer shall make available such information and such reports (as well as the details regarding the conference call described below) to the Trustee, to any Holder of the Notes and to any beneficial owner of the Notes, in each case by posting such information on Intralinks or any comparable password-protected online data system which shall require a confidentiality acknowledgment, and shall make such information readily available to any prospective investor, any securities analyst or any market maker in the Notes who (i) agrees to treat such information as confidential or (ii) accesses such information on Intralinks or any comparable password-protected online data system which shall require a confidentiality acknowledgment; provided that the Issuer shall post such information thereon and make readily available any password or other login information to any such prospective investor, securities analyst or market maker. The Issuer shall hold a quarterly conference call, beginning with the quarter ending on March 31, 2012, for all Holders and securities analysts to discuss such financial information (including a customary Q&A session) no later than five (5) business days after the distribution of such financial information.

(b) The Issuer shall provide S&P and Moody’s (and their respective successors) with information on a periodic basis as S&P or Moody’s, as the case may be, shall reasonably require in order to maintain public ratings of the Notes. The Issuer shall also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Notes are not freely transferable under the Securities Act.

(c) If the Issuer has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Issuer, then the annual and quarterly information required by clause (1) of Section 1009(a) of this Indenture shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(d) In the event any direct or indirect parent of the Issuer guarantees the Notes, the Issuer may satisfy its obligations under this Section 1009 with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and the Restricted Subsidiaries on a standalone basis, on the other hand.

(e) Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by (1) the filing with the SEC of the Exchange Offer Registration Statement or Shelf Registration Statement within the time periods specified in the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act or (2) by posting on its website within 15 days of the time periods after the

Issuer would have been required to file annual and interim reports with the SEC, the financial information (including a “Management’s discussion and analysis of financial condition and results of operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Document.

Section 1010. Limitation on Restricted Payments.

(a) the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer or any Restricted Subsidiary, other than:

(A) Indebtedness permitted under clauses (7) and (8) of Section 1011(b) of this Indenture; or

(B) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under Section 1011(a) of this Indenture; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof only), (6)(C) and (9) of Section 1010(b) of this Indenture, but excluding all other Restricted Payments permitted by Section 1010(b) of this Indenture), is less than the sum of (without duplication):

(1) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(2) 100% of the aggregate net cash proceeds and the Fair Market Value of other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1011(b)(12)(A) of this Indenture from the issue or sale of:

(x) Equity Interests of the Issuer, including Retired Capital Stock, but excluding cash proceeds and the Fair Market Value of other property received from the sale of:

(A) Equity Interests to any employee, director, manager or consultant of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 1010(b)(4) of this Indenture, and

(B) Designated Preferred Stock and, to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of any direct or indirect parent company of the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 1010(b)(4) of this Indenture, or

(y) Indebtedness of the Issuer or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Issuer or any direct or indirect parent company of the Issuer;

provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock, (b) Equity Interests or Indebtedness that has been converted or exchanged for Equity Interests of the Issuer sold to a Restricted Subsidiary or the Issuer, as the case may be, (c) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (d) Excluded Contributions, plus

(3) 100% of the aggregate amount of cash and the Fair Market Value of other property contributed to the capital of the Issuer following the Issue Date (including Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used or useful in the Oil and Gas Business) (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1011(b)(12)(A) of this Indenture, (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus

(4) 100% of the aggregate amount received in cash and the Fair Market Value of other property received by means of:

(A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case, after the Issue Date, or

(B) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of Section 1010(b) of this Indenture or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date, plus

(5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of Section 1010(b) of this Indenture or to the extent such Investment constituted a Permitted Investment.

(b) The foregoing provisions shall not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and

(B) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 1010(b) of this Indenture, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer, or a Restricted Subsidiary, as the case may be, which is incurred in compliance with Section 1011 of this Indenture so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

(B) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value,

(C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired, and

(D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former employee, director, manager or consultant of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any promissory notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Issuer or any direct or indirect parent company of the Issuer in connection with the Transactions; provided that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $50.0 million (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of the Issuer, in each case to any future, present or former employees, directors, managers or consultants of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C) of Section 1010(a) of this Indenture; plus

(B) the cash proceeds of key man life insurance policies received by the Issuer and the Restricted Subsidiaries after the Issue Date, less

(C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this Section 1010(b)(4);

and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Issuer, any direct or indirect parent company of the Issuer or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer shall not be deemed to constitute a Restricted Payment for purposes of this Section 1010 or any other provision of this Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with Section 1011 of this Indenture to the extent such dividends are included in the definition of Fixed Charges;

(6) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

(B) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which shall be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock, or

(C) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to Section 1010(b)(2) of this Indenture;

provided that, in the case of each of (A) and (C) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or Cash Equivalents, not to exceed the greater of (x) $150.0 million and (y) 1.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent company of the Issuer to fund a payment of dividends on such company’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Issue Date;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause not to exceed the greater of (x) $200.0 million and (y) 1.75% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of the Issuer to permit payment by such parent of such amount), to the extent permitted by Section 1013 of this Indenture;

(14) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those of Sections 1016 and Section 1017 of this Indenture; provided that all Notes tendered by Holders of the Notes in connection with a Change of Control Offer or an Asset Sale Offer, as the case may be, have been repurchased, redeemed, defeased or acquired or retired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer in amounts required for any direct or indirect parent company to pay:

(A) franchise and excise taxes, and other fees and expenses, required to maintain its corporate or other entity existence,

(B) foreign, federal, state and local taxes of a consolidated, combined, affiliated or unitary group that includes any of the Issuer of its Subsidiaries, to the extent such taxes are attributable to the Issuer or the Restricted Subsidiaries, or, to the extent attributable to its Unrestricted Subsidiaries, to the extent of the amount actually received from its Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state or local taxes for such fiscal year had the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer (separate from any such direct or indirect parent company of the Issuer) for all fiscal years ending after the Issue Date,

(C) customary salary, bonus and other benefits payable to officers, employees, directors and managers of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, including the Issuer’s proportionate share of such amount relating to such parent company being a public company,

(D) general corporate or other operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, including the Issuer’s proportionate share of such amount relating to such parent company being a public company,

(E) amounts required for any direct or indirect parent company of the Issuer to pay fees and expenses incurred by any direct or indirect parent company of the Issuer related to transactions of such parent company of the Issuer of the type described in clause (11) of the definition of “Consolidated Net Income” to the extent such transaction is for the benefit of the Issuer and its Restricted Subsidiaries, and

(F) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any such direct or indirect parent company of the Issuer;

(16) the repurchase, redemption or other acquisition for value of Equity Interests of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer, in each case, permitted under this Indenture;

(17) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(18) any Restricted Payment if, immediately after giving pro forma effect to such Restricted Payment pursuant to this clause (18) and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, (i) the Net Indebtedness to EBITDA Ratio would not have exceeded 1.5:1 and (ii) the Notes have a rating equal to or higher than Ba3 (or the equivalent) by Moody’s and BB- (or the equivalent) by S&P, in each case with a stable or better outlook; and

(19) any Restricted Payment made to the Issuer’s direct or indirect parent entity to fund the (A) declaration and payment of cash dividends to holders of the Cumulative Preferred Stock in accordance with the terms of the Certificate of Designations and (B) repurchase, redemption, repayment or other acquisition or retirement for cash of the Cumulative Preferred Stock in a manner permitted by the Certificate of Designations;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (17) and (18) of this Section 1010(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) As of the Issue Date, all of the Issuer’s Subsidiaries shall be Restricted Subsidiaries. The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 1010(a) of this Indenture or under clauses (7), (10) or (11) of Section 1010(b) of this Indenture, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

Section 1011. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if, after giving effect thereto, the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries would be at least 2.00 to 1.00.

(b) The foregoing limitations shall not apply to:

(1) Indebtedness incurred pursuant to Credit Facilities by the Issuer or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the then-outstanding aggregate principal amount of all Indebtedness incurred under this clause (1) does not exceed the greatest of (i) $3,000.0 million, (ii) the sum of $500.0 million and 22.5% of Total Assets determined as of the date of the incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom and (iii) the Borrowing Base;

(2) Indebtedness represented by the Notes (including any Guarantee thereof, but excluding Indebtedness represented by Additional Notes, if any, or guarantees with respect thereto) and exchange notes issued in respect of such Notes and any Guarantee thereof;

(3) Existing Indebtedness (other than Indebtedness described in clauses (1) and (2) above);

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Issuer or any Restricted Subsidiary, to finance the purchase, lease, construction, installation or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of the Issuer or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Issuer or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4), and all Refinancing Indebtedness incurred to Refinance any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), does not exceed the greater of (x) $250.0 million and (y) 2.25% of Total Assets at the time of incurrence; provided that Capitalized Lease Obligations incurred by the Issuer or any Restricted Subsidiary pursuant to this clause (4) in connection with a Sale and Lease-Back Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale and Lease-Back Transaction are used by the Issuer or such Restricted Subsidiary to permanently repay outstanding Indebtedness of the Issuer and the Restricted Subsidiaries;

(5) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of plugging and abandonment obligations, workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding plugging and abandonment obligations, workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if the Issuer or a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the Notes or the Guarantee of the Notes of such Guarantor, as the case may be; provided further that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of preferred stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(11) obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(12) (A) Indebtedness, Disqualified Stock or preferred stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (C)(2) and (C)(3) of Section 1010(a) of this Indenture to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 1010(b) of this Indenture or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (B) Indebtedness, Disqualified Stock or preferred stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (12)(B), does not at any one time outstanding exceed the greater of (x) $400.0 million and (y) 3.5% of Total Assets at the time of incurrence (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (12)(B) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(B) but shall be deemed incurred for the purposes of Section 1011(a) of this Indenture from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under Section 1011(a) of this Indenture without reliance on this clause (12)(B));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to Refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under Section 1011(a) of this Indenture and clauses (2) and (3) above, clause 12(A), this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or preferred stock issued to so Refinance such Indebtedness, Disqualified Stock or preferred stock (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being Refinanced,

(B) to the extent such Refinancing Indebtedness Refinances (i) Indebtedness subordinated to the Notes or any Guarantee of the Notes, such Refinancing Indebtedness is subordinated to the Notes or such Guarantee at least to the same extent as the Indebtedness being Refinanced or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively and

(C) shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of the Issuer that is not a Guarantor that Refinances Indebtedness, Disqualified Stock or preferred stock of the Issuer or a Guarantor;

and provided further that subclause (A) above of this clause (13) shall not apply to any refunding or refinancing of any Secured Indebtedness outstanding;

(14) Indebtedness, Disqualified Stock or preferred stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition, or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to such acquisition, merger or consolidation, either:

(A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1011(a) of this Indenture, or

(B) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within eight Business Days of its incurrence;

(16) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (A) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as, in the case of a guarantee by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee, or

(B) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer, provided that such guarantee is incurred in accordance with Section 1015 of this Indenture;

(18) Indebtedness of Restricted Subsidiaries that are not Guarantors in an amount not to exceed, in the aggregate at any one time outstanding, the greater of (x) $100.0 million and (y) 1.0% of Total Assets (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of Section 1011(a) of this Indenture from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under Section 1011(a) of this Indenture without reliance on this clause (18));

(19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; and

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in Section 1010(b)(4) of this Indenture.

(c) For purposes of determining compliance with this Section 1011,

(1) in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (21) of Section 1011(b) of this Indenture or is entitled to be incurred pursuant to Section 1011(a) of this Indenture, the Issuer, in its sole discretion, shall classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof)

and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses of Sections 1101(a) and (b) of this Indenture; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date after giving effect to the Transactions will be treated as incurred on the Issue Date under Section 1011(b)(1); and

(2) at the time of incurrence, the Issuer shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 1011(a) and (b) of this Indenture.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 1011. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1) and (12) of Section 1011(b) of this Indenture shall be deemed to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees and expenses in connection with such refinancing.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in another currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing.

(e) The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

(f) This Indenture shall not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

(g) The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

Section 1012. Liens. The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes (or the related Guarantee in the case of Liens of a Guarantor) are equally and ratably secured with (or, in the event the Lien relates to Subordinated Indebtedness, are secured on a senior basis to) the obligations so secured. Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 1012 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.

Section 1013. Limitations on Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $40.0 million, a resolution adopted by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(b) The foregoing provisions shall not apply to the following:

(1) transactions between or among the Issuer or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(2) Restricted Payments permitted by Section 1010 of this Indenture and the definition of “Permitted Investments”;

(3) (i) the payment of management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar amounts) to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not materially disadvantageous, in the good faith judgment of the Board of Directors of the Issuer, to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date); and (ii) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Issuer in good faith;

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants of the Issuer, any direct or indirect parent company of the Issuer or any Restricted Subsidiary;

(5) transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, in each case, as contemplated in the Offering Document;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent company of the Issuer or to any Permitted Holder or to any director, manager, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of its direct or indirect parent companies or any of its Subsidiaries;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12) payments or loans (or cancellation of loans) to employees, directors, managers or consultants of the Issuer, any direct or indirect parent company of the Issuer or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees, directors, managers or consultants which, in each case, are approved by the Issuer in good faith;

(13) investments by the Investors in securities of the Issuer or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(14) payments to any future, current or former employee, director, officer, manager or consultant of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants that are, in each case, approved by the Issuer in good faith;

(15) any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(16) payments by the Issuer (and any direct or indirect parent company of the Issuer) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any direct or indirect parent company of the Issuer) and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such direct or indirect parent company of the Issuer;

(17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, in the ordinary course of business;

(18) intellectual property licenses in the ordinary course of business; and

(19) customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.

Section 1014. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(b) make loans or advances to the Issuer or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including, pursuant to the Senior Credit Facilities and the related documentation and related Hedging Obligations;

(2) this Indenture, the Notes and the Guarantees;

(3) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 1011 and 1012 of this Indenture that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 1011 of this Indenture and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Issuer, taken as a whole, as determined by the Issuer in good faith, than the provisions contained in the Senior Credit Facilities as in effect on the Issue Date or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest on the Notes when due;

(10) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(11) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(12) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Issuer, are necessary or advisable to effect such Receivables Facility;

(13) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(14) in the case of clause (c) of this Section 1014, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license (including without limitations, licenses of intellectual property) or other contracts; and

(15) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Issuer, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 1015. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Issuer shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or a Guarantor), other than a Guarantor or a special purpose Restricted Subsidiary formed in connection with a Receivables Facility, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor (other than Indebtedness payable to the Issuer or a Restricted Subsidiary) unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Restricted Subsidiary the form of which is attached as Exhibit B hereto; provided that, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 1015 shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (ii) any guarantee of a Foreign Subsidiary that does not guarantee other capital markets debt securities or syndicated Credit Facilities Indebtedness of the Issuer or a Guarantor or (iii) any guarantee of any Immaterial Subsidiary.

Section 1016. Change of Control.

(a) If a Change of Control occurs after the Issue Date, unless the Issuer has, prior to or concurrently with the time the Issuer is required to make a Change of Control Offer (as defined below), delivered electronically or mailed a redemption notice with respect to all the Outstanding Notes as described under Sections 401 or 1101 of this Indenture, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof; plus accrued and unpaid interest and Special Interest, if any, to, but excluding the date of purchase, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. No later than 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of Depositary, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 1016 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with this Section 1016, that a Holder must follow.

(b) While the Notes are in global form and if the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of Depositary, subject to its rules and regulations.

(c) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that all Notes or portions thereof have been tendered to and purchased by the Issuer.

(e) In the event that the Issuer makes a Change of Control Payment, the Paying Agent shall promptly mail to each Holder the Change of Control Payment for such Notes, and upon Issuer Order the Trustee shall promptly authenticate a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer in accordance with Section 1016(g) of this Indenture, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all the Notes that remain outstanding following such purchase at a redemption price in cash equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Special Interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(g) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all such Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

Section 1017. Asset Sales.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the aggregate consideration therefor received from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Additional Assets, or any combination thereof; provided that the amount of:

(A) any liabilities (as reflected on the Issuer’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Issuer and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(B) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and

(C) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $250.0 million and (y) 2.25% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

shall be deemed to be cash for purposes of this provision and for no other purpose.

(b) Within 365 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (the “Asset Sale Proceeds Application Period”), the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale

(1) to permanently repay or reduce:

(A) secured Obligations under a Credit Facility to the extent such Obligations were incurred under Section 1011(b)(1) of this Indenture, and to correspondingly reduce any outstanding commitments with respect thereto;

(B) Obligations under other Senior Secured Indebtedness of the Issuer or a Guarantor, and to correspondingly reduce any outstanding commitments with respect thereto;

(C) Obligations under the Notes or any other Senior Indebtedness of the Issuer or any Restricted Subsidiary (and, in the case of other Senior Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that if the Issuer or any Restricted Subsidiary shall so repay any such other Senior Indebtedness, the Issuer shall either reduce Obligations under the Notes on a pro rata basis by, at its option, (A) redeeming Notes as described under Section 1101 or (B) purchasing notes through open market purchases, at a price equal to or higher than 100% of the principal amount thereof, in a manner that complies with this Indenture and applicable securities laws or make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased; or

(D) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(2) to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other property or assets, in the case of each of (a), (b) and (c), either (i) used or useful in a Similar Business or (ii) that replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that the Issuer and its Restricted Subsidiaries will be deemed to have complied with this clause (2) if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Issuer or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement (an “Acceptable Commitment”) to consummate any such investment described in this clause (2) with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days after the end of such 365-day period and in the event any Acceptable Commitment is later cancelled or terminated for any reason within such 180-day period and before the Net Proceeds are applied in connection therewith, if the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or such Net Proceeds are not applied within such 180-day period, then such Net Proceeds shall constitute “Excess Proceeds”; or

(3) to invest in Additional Assets;

(c) To the extent of the balance of any Net Proceeds not invested or applied as permitted by clauses (1) and (2) above (any such Net Proceeds, whether from one or more Asset Sales, “Excess Proceeds”), the Issuer shall make an offer to all Holders of the Notes, and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness, (with respect to the Notes only) in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. In the event that the Issuer or a Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Issuer or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid.

The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by transmitting electronically or by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and, if applicable, Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds in any manner not prohibited by this Indenture. If the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness, surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered or by lot or such similar method in accordance with the procedures of Depositary; provided that no Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) Pending the final application of any Net Proceeds pursuant to this Section 1017, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(f) With respect to any partial redemption or repurchase of Notes made pursuant to this Indenture, if less than all of the Notes are to be redeemed at any given time, selection of such Notes for redemption will be made by the Trustee (a) if the Notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of Depositary; provided that no Notes of $2,000 or less shall be redeemed or repurchased in part.

(g) Notices of purchase or redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of Depositary, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

(h) If any Notes are to be purchased or redeemed in part only, the Issuer shall issue a new Note in principal amount equal to the unredeemed portion of the original Note in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the Redemption Date, unless the Issuer defaults in payment of the Redemption Price, interest shall cease to accrue on Notes or portions thereof called for redemption, unless such redemption is conditioned on the happening of a future event.

Section 1018. Special Interest Notice. In the event that the Issuer is required to pay Special Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Issuer will provide written notice (“Special Interest Notice”) to the Trustee of its obligation to pay Special Interest no later than 15 days prior to the proposed payment date for the Special Interest, and the Special Interest Notice shall set forth the amount of Special Interest to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Special Interest, or with respect to the nature, extent, or calculation of the amount of Special Interest owed, or with respect to the method employed in such calculation of the Special Interest.

Section 1019. Suspension of Covenants.

(a) During any period of time that: (1) the Notes have Investment Grade Ratings from both Rating Agencies and (2) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries shall not be subject to the following provisions of this Indenture:

(A) clause (a)(4) of Section 801;

(B) Section 1010;

(C) Section 1011;

(D) Section 1013;

(E) Section 1014;

(F) Section 1015; and

(G) Section 1017;

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from Net Proceeds shall be set at zero. In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or a Default or an Event of Default occurs and is continuing, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Registration Rights Agreement, the Notes or the Guarantees with respect to the Suspended Covenants, and none of the Issuer or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(b) On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to Section 1011(b)(3) of this Indenture. On the Reversion Date, all Liens created, incurred or assumed during the Suspension Period in compliance with this Indenture will be deemed to have been outstanding on the Issue Date, so that they are classified as permitted under clause (7) of the definition of “Permitted Liens.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 1010 of this Indenture shall be made as though Section 1010 of this Indenture had been in effect prior to, but not during, the Suspension Period. No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period.

(c) The Issuer shall give the Trustee prompt (and in any event not later than five business days after a Covenant Suspension Event) written notice of any Covenant Suspension Event. In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. The Issuer shall give the Trustee prompt (and in any event not later than five business days after a Covenant Suspension Event) written notice of any occurrence of a Reversion Date. After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF NOTES

Section 1101. Right of Redemption. At any time prior to February 15, 2016, the Issuer may redeem all or a part of the Notes, upon notice as set forth in Section 1105 of this Indenture, at a Redemption Price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

On and after February 15, 2016, the Issuer may redeem the Notes, in whole or in part, upon notice as set forth in Section 1105 of this Indenture, at the Redemption Prices (expressed as percentages of principal amount of Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2016	104.875%
2017	102.438%
2018 and thereafter	100.000%

In addition, until February 15, 2015, the Issuer may, at its option, upon notice as set forth in Section 1105 of this Indenture, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a Redemption Price equal to 109.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes issued under this Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

Section 1102. Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 1103. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Issuer, the Issuer shall, at least five Business Days before notice of redemption is required to be sent to Holders pursuant to Section 1105 of this Indenture hereof (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before a Redemption Date, notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104 of this Indenture.

Section 1104. Selection by Trustee of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any given time, selection of such Notes for redemption will be made by the Trustee (a) if the Notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of the Depositary; provided that no Notes of $2,000 or less shall be redeemed or repurchased in part.

Notices of purchase or redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

If any Notes are to be purchased or redeemed in part only, the Issuer will issue a new Note in principal amount equal to the unredeemed portion of the original Note in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the Redemption Date, unless the Issuer defaults in payment of the Redemption Price, interest shall cease to accrue on Notes or portions thereof called for redemption, unless such redemption is conditioned on the happening of a future event.

Section 1105. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 107 of this Indenture not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107 of this Indenture, if any,

(3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107 of this Indenture) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

(6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7) the name and address of the Paying Agent,

(8) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(9) the “CUSIP,” ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the “CUSIP,” ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes, and

(10) the provision pursuant to which the Notes are to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request and provision of such notice information five Business Days (unless a shorter notice shall be agreed to by the Trustee) prior to the date notice is to be given, by the Trustee in the name and at the expense of the Issuer.

Any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, which shall be set forth in the related notice of redemption, including, but not limited to, completion of an Equity Offering, other offering or other transaction or event.

Section 1106. Deposit of Redemption Price. Prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of this Indenture) an amount of money sufficient to pay the Redemption Price of, and accrued interest and Special Interest, if any, on, all the Notes which are to be redeemed on that date.

Section 1107. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable, unless such redemption is conditioned on the happening of a future event, at the Redemption Price therein specified (together with accrued interest and Special Interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued interest and Special Interest, if any, to the Redemption Date and such Notes shall be canceled by the Trustee; provided, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 306 of this Indenture.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes, unless such redemption is conditioned on the happening of a future event.

Section 1108. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at an office or agency of the Issuer maintained for such purpose pursuant to Section 1002 of this Indenture (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and upon Issuer Order the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 1109. Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE TWELVE

GUARANTEES

Section 1201. Guarantees. Subject to this Article Twelve, each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on, or Special Interest in respect of, the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 1204 of this Indenture.

Each Guarantor hereby agrees (to the extent permitted by applicable law) that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest or Special Interest, if any, on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 1202. Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

Section 1203. Restricted Subsidiaries . The Issuer shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 1015 of this Indenture to (1) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Issuer under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior basis and (2) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 1208 of this Indenture, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Sections 803 and 1208 of this Indenture.

Section 1204. Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 1204, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 1205. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 1206. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1201 of this Indenture; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 1207. Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1201 of this Indenture shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

Section 1208. Release of a Guarantor. Any Guarantee by a Guarantor of the Notes shall be automatically and unconditionally released and discharged upon:

(1) (A) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(B) the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to the Senior Credit Facilities or the guarantee or direct obligation which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee or direct obligation;

(C) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(D) the Legal Defeasance of the Notes under Section 1302 of this Indenture, or the Covenant Defeasance of the Notes under Section 1303 of this Indenture, or if the Issuer’s obligations under this Indenture are discharged in accordance with Section 401 of this Indenture;

(E) the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(F) as described under Section 901 or 902 of this Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 1209. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 1301. Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option, at any time, with respect to the Notes, elect to have either Section 1302 of this Indenture or Section 1303 of this Indenture be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

Section 1302. Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 1301 of this Indenture of the option applicable to this Section 1302, each of the Issuer and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1304 of this Indenture are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 of this Indenture and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest and Special Interest, if any, on such Notes when such payments are due, solely out of the trust described in Section 1304 of this Indenture, (2) the Issuer’s obligations with respect to such Notes under Sections 303, 304, 305, 306, 1002 and 1003 of this Indenture, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of each of the Issuer in connection therewith and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Issuer may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 of this Indenture with respect to the Notes.

Section 1303. Covenant Defeasance. Upon the Issuer’s exercise under Section 1301 of this Indenture of the option applicable to this Section 1303, each of the Issuer and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 801 and 802 of this Indenture and in Sections 1005, 1006, 1007 and 1009 through and including 1018 of this Indenture with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(4), 501(5), 501(6), and 501(8) of this Indenture and, with respect to only any Significant Subsidiary and not the Issuer, Section 501(7) of this Indenture, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 1304. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1302 of this Indenture or Section 1303 of this Indenture to the Outstanding Notes:7

(1) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 of this Indenture who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. dollars, or (B) Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest and Special Interest, if any, on the Outstanding Notes at the Stated Maturity (or Redemption Date, if applicable and so indicated to the Trustee in writing); provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities or combination thereof to said payments with respect to the Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 1103 of this Indenture, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions,

(A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) with respect to the Notes shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 1305. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003 in this Indenture, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Qualifying Trustee”) pursuant to Section 1304 in this Indenture in respect of the Outstanding Notes shall be held in trust and applied by the Qualifying Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Qualifying Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Qualifying Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 in this Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Qualifying Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Securities held by it as provided in Section 1304 in this Indenture which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Qualifying Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

Section 1306. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1305 in this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303 in this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 1305 in this Indenture; provided that, if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SAMSON INVESTMENT COMPANY,

By:	/s/ Michael G. Daniel
Name: Michael G. Daniel
Title: Vice President-General Counsel

GEODYNE RESOURCES, INC.

By:	/s/ Annabel M. Jones
Name: Annabel M. Jones
Title: President

SAMSON CONTOUR ENERGY CO.

By:	/s/ Michael G. Daniel
Name: Michael G. Daniel
Title: Vice President-General Counsel

SAMSON CONTOUR ENERGY E & P, LLC

By:	/s/ Michael G. Daniel
Name: Michael G. Daniel
Title: Vice President-General Counsel

SAMSON HOLDINGS, INC.

By:	/s/ D.J. Ponville
Name: D.J. Ponville
Title: Executive Vice President

SAMSON LONE STAR, LLC

By:	/s/ Michael G. Daniel
Name: Michael G. Daniel
Title: Vice President-General Counsel

SAMSON RESOURCES COMPANY

By:	/s/ Michael G. Daniel
Name: Michael G. Daniel
Title: Vice President-General Counsel

SAMSON-INTERNATIONAL, LTD.

By:	/s/ D.J. Ponville
Name: D.J. Ponville
Title: Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name: Patrick T. Giordano
Title: Vice President

Annex 1—Rule 144A / Regulation S Appendix

PROVISIONS RELATING TO INITIAL NOTES,

PRIVATE EXCHANGE NOTES

AND EXCHANGE NOTES

1. Definitions

1.1 Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Initial Note or Exchange Note or Private Exchange Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e).

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Exchange Notes” means (1) the 9.75 Senior Notes Due 2020 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Initial Notes” means (1) $2,250,000,000 aggregate principal amount of 9.750% Senior Notes Due 2020 issued on the Issue Date and (2) Additional Notes, if any.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Mizuho Securities USA Inc., RBC Capital Markets, LLC, Jefferies & Company, Inc., KKR Capital Markets LLC, Banco Bilbao Vizcaya Argentaria, S.A., Capital One Southcoast, Inc., Mitsubishi UFJ Securities (USA), Inc., TD Securities (USA) LLC, UBS Securities LLC, SMBC Nikko Capital Markets Limited and Comerica Securities, Inc., and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

“Notes Custodian” means the custodian with respect to a Global Notes (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Private Exchange” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

“Private Exchange Notes” means any 9.750% Senior Notes Due 2020 issued in connection with a Private Exchange.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated February 3, 2012, among the Issuer, the Guarantors and the Representative on behalf of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuer, the Guarantors and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated February 8, 2012, among the Issuer, the Guarantors and the Representative on behalf of the Initial Purchasers and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer and the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Representative” means J.P. Morgan Securities LLC, as representative of the Initial Purchasers.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933.

“Shelf Registration Statement” means the registration statement issued by the Issuer in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Global Notes”	2.1	(a)
“Permanent Regulation S Global Note”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Global Note”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Note”	2.1	(a)
“Temporary Regulation S Global Note”	2.1	(a)

2. The Notes.

2.1(a) Form and Dating. The Initial Notes will be offered and sold by the Issuer pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in fully registered form (collectively, the “Rule 144A Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note,” and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, the Permanent Regulation S Global Note or a Definitive Note only (i) upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for a Definitive Note, in compliance with the requirements of Section 2.4(a) hereof.

Beneficial interests in Temporary Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in this Section 2.1, 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $2,250,000,000 9.750% Senior Notes Due 2020, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 202 of the Indenture and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private

Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 312 of the Indenture, shall certify that such issuance is in compliance with Section 1011 of the Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR (OR SUCH SHORTER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE) IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTERESTS HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Note Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Note Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder’s certificated Initial Note or Private Exchange Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted notes legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the

Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days of such notice, or (ii) a Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 507, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

EXHIBIT 1

to Annex 1

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR (OR SUCH SHORTER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE) IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTERESTS HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.	$

Samson Investment Company, a Nevada corporation, promises to pay to             , or registered assigns, the principal sum of             U.S. Dollars on February 15, 2020.

Interest Payment Dates: February 15 and August 15 (commencing on August 15, 2012).

Record Dates: February 1 and August 1.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]

9.750% Senior Note Due 2020

1. Principal and Interest.

The Issuer will pay the principal of this Note on February 15, 2020.

The Issuer promises to pay interest and Special Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 9.750% per annum (subject to adjustment as provided below).

Interest and Special Interest, if any, will be payable semi-annually in arrears (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on February 15 or August 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing August 15, 2012.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 8, 2012; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuer shall pay interest and Special Interest, if any, on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2. Method of Payment.

The Issuer will pay interest (except defaulted interest) on the principal amount of the Notes on each February 15 and August 15 (commencing on August 15, 2012) to the Persons who are Holders (as reflected in the Note Register at the close of business on February 1 and August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuer will make payment to the Holder that surrenders this Note to any Paying Agent on or after February 15, 2020.

The Issuer will pay principal (and premium, if any) and interest in U.S. dollars. However, the Issuer may pay principal (and premium, if any) and interest by its check payable in such money. The Issuer may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Note Registrar.

The Issuer initially appoints Wells Fargo Bank, National Association (the “Trustee”) as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar upon written notice thereto. The Issuer, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4. Indenture.

The Issuer issued the Notes under an Indenture dated as of February 8, 2012 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act (to the extent applicable) for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured senior obligations of the Issuer. The Indenture does not limit the aggregate principal amount of the Notes.

5. Redemption.

Optional Redemption. At any time prior to February 15, 2016, the Issuer may redeem all or a part of the Notes, upon notice as described in Section 1105 of the Indenture, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

On and after February 15, 2016, the Issuer may redeem the Notes, in whole or in part, upon notice as described in Section 1105 of the Indenture, at a Redemption Prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2016	104.875%
2017	102.438%
2018 and thereafter	100.000%

In addition, until February 15, 2015, the Issuer may, at its option, upon notice as described in Section 1105 of the Indenture, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a Redemption Price equal to 109.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes issued under the Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

6. Repurchase upon a Change of Control and Asset Sales.

Upon the occurrence of (a) a Change of Control, the Holders of the Notes will have the right to require that the Issuer purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to, but excluding, the date of purchase and (b) Asset Sales, the Issuer may be obligated to make offers to purchase Notes and Senior Indebtedness of the Issuer with a portion of the Net Proceeds of such Asset Sales at a Redemption Price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

7. Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

8. Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9. Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge and Defeasance Prior to Redemption or Maturity.

If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to the Redemption Date or Maturity Date, the Issuer will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Issuer will be discharged from certain covenants set forth in the Indenture.

11. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12. Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) Incurrence of Indebtedness and Issuance of Disqualified Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) merger and certain transfers of assets; (viii) purchase of Notes upon a Change in Control; and (ix) disposition of proceeds of Asset Sales. Within 120 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, the Issuer must report to the Trustee on compliance with such limitations.

13. Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

14. Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Issuer or the Issuer occurs and is continuing, the Notes automatically become immediately due and payable. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered indemnity or security against any loss, liability or expense satisfactory to the Trustee. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

15. Guarantees.

The Issuer’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsecured senior basis, to the extent set forth in the Indenture, by each of the Guarantors.

16. Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee.

17. Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19. CUSIPS, ISINs and Common Codes.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Holders’ Compliance with the Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

21. Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Samson Investment Company, Two West Second Street, Tulsa, Oklahoma 74103-3103.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                     agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                                                                          Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any “Affiliate” of the Issuer within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Issuer; or

(1)	☐	pursuant to an effective registration statement under the Securities Act; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 1016 or 1017 of the Indenture, check the box: ☐

☐ If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 1016 or 1017 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

[FORM OF FACE OF EXCHANGE NOTE

OR PRIVATE EXCHANGE NOTE] */**/

*/	[If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL NOTES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”
**/	[If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

No.	$

9.750% Senior Notes Due 2020

Samson Investment Company, a Nevada corporation, promises to pay to             , or registered assigns, the principal sum of             U.S. Dollars on February 15, 2020.

Interest Payment Dates: February 15 and August 15 (commencing on August 15, 2012).

Record Dates: February 1 and August 1.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

SAMSON INVESTMENT COMPANY,

By:
Name: Title:

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the Indenture

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF EXCHANGE NOTE

OR PRIVATE EXCHANGE NOTE]9.750% Senior Notes Due 2020

1. Principal and Interest.

The Issuer will pay the principal of this Note on February 15, 2020.

The Issuer promises to pay interest and Special Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 9.750% per annum (subject to adjustment as provided below) except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable dates on which the Exchange Offer Registration Statement or Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods.

Interest and Special Interest, if any, will be payable semi-annually in arrears (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on February 15 or August 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing August 15, 2012.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid on this Note or the Note surrendered in exchange therefor, from February 8, 2012; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuer shall pay interest and Special Interest, if any, on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2. Method of Payment.

The Issuer will pay interest (except defaulted interest) on the principal amount of the Notes on each February 15 and August 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on February 1 and August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuer will make payment to the Holder that surrenders this Note to any Paying Agent on or after February 15, 2020.

The Issuer will pay principal (and premium, if any) and interest in U.S. dollars. However, the Issuer may pay principal (and premium, if any) and interest by its check payable in such money. The Issuer may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Note Registrar.

The Issuer initially appoints Wells Fargo Bank, National Association (the “Trustee”) as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar upon written notice thereto. The Issuer, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4. Indenture.

The Issuer issued the Notes under an Indenture dated as of February 8, 2012 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act (to the extent applicable) for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured senior obligations of the Issuer. The Indenture does not limit the aggregate principal amount of the Notes.

5. Redemption.

Optional Redemption. At any time prior to February 15, 2016, the Issuer may redeem all or a part of the Notes, upon notice as described in Section 1105 of the Indenture, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

On and after February 15, 2016, the Issuer may redeem the Notes, in whole or in part, upon notice as described in Section 1105 of the Indenture, at a Redemption Prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2016	104.875%
2017	102.438%
2018 and thereafter	100.000%

In addition, until February 15, 2015, the Issuer may, at its option, upon notice as described in Section 1105 of the Indenture, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a Redemption Price equal to 109.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes issued under the Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

6. Repurchase upon a Change of Control and Asset Sales.

Upon the occurrence of (a) a Change of Control, the Holders of the Notes will have the right to require that the Issuer purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to, but excluding, the date of purchase and (b) Asset Sales, the Issuer may be obligated to make offers to purchase Notes and Senior Indebtedness of the Issuer with a portion of the Net Proceeds of such Asset Sales at a Redemption Price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

7. Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

8. Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9. Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge and Defeasance Prior to Redemption or Maturity.

If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to the Redemption Date or Maturity Date, the Issuer will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Issuer will be discharged from certain covenants set forth in the Indenture.

11. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12. Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) Incurrence of Indebtedness and Issuance of Disqualified Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) merger and certain transfers of assets; (viii) purchase of Notes upon a Change in Control; and (ix) disposition of proceeds of Asset Sales. Within 120 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, the Issuer must report to the Trustee on compliance with such limitations.

13. Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

14. Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Issuer or the Issuer occurs and is continuing, the Notes automatically become immediately due and payable. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered indemnity or security against any loss, liability or expense satisfactory to the Trustee. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

15. Guarantees.

The Issuer’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsecured senior basis, to the extent set forth in the Indenture, by each of the Guarantors.

16. Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee.

17. Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19. CUSIPS, ISINs and Common Codes.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Holders’ Compliance with the Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

21. Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Samson Investment Company, Two West Second Street, Tulsa, Oklahoma 74103-3103.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint             agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 1016 or 1017 of the Indenture, check the box: ☐

☐ If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 1016 or 1017 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 201    , among             (the “Guaranteeing Subsidiary”), a subsidiary of Samson Investment Company (or its permitted successor), a Nevada corporation (the “Issuer”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 8, 2012, providing for the issuance of 9.750% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Twelve thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                         , 201

[GUARANTEEING SUBSIDIARY],

By:
Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name: Title:

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EXHIBIT C

INCUMBENCY CERTIFICATE

The undersigned,             , being the             of             (the “Issuer”) does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of February 8, 2012, by and among the Issuer, the Guarantors party thereto and Wells Fargo Bank, National Association.

Name	Title:	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the             day of             , 201        .

Name: Title: